Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

JET.AI INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.0001 par value	457(o)	-	-	-	-	-	-	-	-
	Equity	Preferred stock, $0.0001 par value	457(o)	-	-	-	-	-	-	-	-
	Debt	Debt Securities	457(o)	-	-	-	-	-	-	-	-
	Other	Warrants	457(o)	-	-	-	-	-	-	-	-
	Other	Rights	457(o)	-	-	-		-	-	-	-
	Other	Units	457(o)	-	-			-	-	-	-
	Unallocated (Universal Shelf)	N/A	457(o)	N/A	Unallocated (Universal Shelf)	$250,000,000	0.00013810	$34,525.00	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-

Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts					$250,000,000		$34,525.00
	Total Fees Previously Paid							-
	Total Fee Offsets							$635.26
	Net Fee Due(4)							$33,889.74

(1)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of each security class listed in Table 1. Any securities registered hereunder may be sold separately or as units (which may or may not be separable from one another) with other securities registered hereunder. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock or preferred stock that may become issuable as a result of any stock split, stock dividend or similar transaction.

(2)	The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with, and at the time of, issuance by the registrant of the securities registered hereunder, and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act.

(3)	The proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act and based upon the maximum aggregate offering price of all securities being registered.

(4)	The filing fee due for this Registration Statement is $34,525.00. The Registrant previously filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) on December 1, 2025 (File No. 333-291871) (the “Prior S-1 Registration Statement”) and paid a filing fee in the amount of $635.26 in connection with such Prior S-1 Registration Statement. As described further below, this previously paid fee offsets the filing fee currently due pursuant to Rule 457(p) of the Securities Act. As a result, the net fee due for this filing is $33,889.74.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Jet.AI Inc.	Form S-1	333-291871	December 1, 2025		$635.26	Equity	Common Stock, $.0001 par value per share	-	$4,600,000	(1)
Fee Offset Sources	Jet.AI Inc.	Form S-1	333-291871		December 1, 2025							$635.26

(1)	The registrant previously paid a filing fee of $635.26 in connection with the Prior S-1 Registration Statement. The registrant withdrew the Prior S-1 Registration Statement by filing a Form RW on December 30, 2025. As the Prior S-1 Registration Statement was not declared effective, no securities were sold thereunder.Accordingly, the full $635.26 filing fee previously paid in connection with the Prior S-1 Registration Statement remains available to be used and, in accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $34,525.00 currently due pursuant to this registration statement.